Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

THE NAVIGATORS GROUP, INC.

(As amended and restated on August 21, 2018)

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDER

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date during the month of May in each year as shall be determined by the Board of Directors or the President of the corporation.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, Shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding capital stock of the corporation entitled to vote shall constitute a quorum for the transaction of all business at any duly called meeting of the stockholders.

SECTION 5. ADJOURNMENT AND POSTPONEMENT OF MEETINGS. The chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time whether or not a quorum is present, without notice other than announcement at the meeting, unless the directors fix a new record date for the adjourned meeting. If a quorum is present at the meeting as originally called, it shall also be deemed present at an adjourned or recessed session of such meeting. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. The Board of Directors may, at any time prior to the holding of meeting of the stockholders, and for any reason, postpone, reschedule or cancel such previously-scheduled meeting. The meeting may be postponed or rescheduled to such time and place as specified in a notice of postponement or rescheduling of such meeting.

SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of such meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. CONDUCT OF MEETINGS. The Chairman of the Board of Directors, or in his or her absence the Vice Chairman, or any director or officer designated by the Chairman of the Board of Directors, shall preside as the chairman of the meeting at all annual or special meetings of stockholders. To the maximum extent permitted by law, the chairman of the meeting will have the power to set procedural rules, including without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding the meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; (i) restricting the use of audio/video recording devices and cell phones; and (j) complying with any state and local laws and regulations concerning safety and security. The Secretary will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The business and property of the Company shall be conducted and managed by a Board of Directors consisting of not less than three nor more than twenty-one directors. The number of directors shall be determined by vote of the stockholders at the annual meeting and may be increased or decreased within the limits provided in this section by vote of the stockholders or the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director or member of a committee becomes vacant for any reason, including but not limited to newly created directorships resulting from any increase in the number of directors within the limits provided for by Section 1 of this Article III, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. INCREASE OF NUMBER. The number of authorized directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

SECTION 9. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 12. PARTICIPATION IN MEETING BY TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person. The Board of Directors may fill any vacancy which may occur in any office.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any postponement or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any postponement or adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for such postponed or adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds, of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 10. INTERESTS OF DIRECTORS. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal thereof, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled by law.

ARTICLE VI

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the corporation or any current or former director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the corporation’s Certificate of Incorporation or these By-Laws, (d) any action asserting a claim related to or involving the corporation or any director, officer, stockholder, employee or agent of the corporation that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VI. If any action the subject matter of which is within the scope of this Article VI is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article VI and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article VI with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and out-standing and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

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